UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
 July 8, 2020

TENNANT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	1-16191	41-0572550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota 55440

(Address of Principal Executive Offices, including Zip Code)

(763) 540-1200

 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 8, 2020, Mary E. Talbott resigned as Senior Vice President, General Counsel and Secretary of the company, effective immediately.

(e) In connection with the cessation of her employment, Ms. Talbott and the company entered into a separation agreement, dated July 8, 2020, which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference herein. Under the terms of the separation agreement, which contains a general waiver and release of claims, Ms. Talbott will receive $345,000 in separation pay representing one year of her base salary, which will be paid in a lump sum. She will receive a lump sum payment of $98,774, representing a pro-rated portion of her short-term incentive plan compensation at target. All unvested equity awards are deemed forfeited, except that vesting of her sign-on restricted stock unit award granted on February 26, 2019 for 3,142 shares will be fully accelerated. In addition, her relocation cost reimbursement obligation will be forgiven, the company will continue to pay certain benefits costs for 18 months, and Ms. Talbott will receive payment to cover certain outplacement benefits. Among the commitments entered into in the separation agreement, Ms. Talbott has agreed to certain post-employment non-solicitation and non-disclosure provisions.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10	Separation Agreement by and between Tennant Company and Mary E. Talbott, dated July 8, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNANT COMPANY

Date: July 10, 2020	By:	/s/ H. Chris Killingstad
H. Chris Killingstad
President and Chief Executive Officer